APPENDIX B
                                     TO THE
                              CUSTODIAN AGREEMENT
                                 BY AND BETWEEN

                       THE ADVISORS' INNER CIRCLE FUND II
                                      AND
                             MUFG UNION BANK, N.A.


                            DATED: November 13, 2015

                                 NAME OF FUNDS:

CARDINAL SMALL CAP VALUE FUND

CHAMPLAIN EMERGING MARKETS FUND

FROST GROWTH EQUITY FUND
FROST VALUE EQUITY FUND
FROST MODERATE ALLOCATION FUND
FROST KEMPNER DEEP VAL EQTY
FROST LOW DURATION BD FUND
FROST TOTAL RETURN BD FUND
FROST MUNICIPAL BOND FUND
FROST KEMPNER TREAS & INCO FD
FROST MID CAP EQUITY FUND
FROST CONSERVATIVE ALLOCATION FUND
FROST NATURAL RESOURCES FUND
FROST CREDIT FUND
FROST CINQUE LG CAP BUY WRITE EQ FD
FROST CINQUE OPTIONS COLL A/C
FROST AGGRESSIVE ALLOCATION FUND

GRT VALUE FUND
GRT ABSOLUTE RETURN FUND

LM CAPITAL OPPORTUNISTIC BOND FUND


By: The Advisors' Inner Circle Fund II               By:  MUFG Union Bank, N.A.,
                                                     Custodian"

/s/ Dianne M. Descoteaux                             /s/ Theresa A. Moore
------------------------------------                 ---------------------------
Authorized Signature                                 Authorized Signature


Dianne M. Descoteaux, Vice President                 Theresa A. Moore, Vice
& Secretary                                          President
------------------------------------                 ---------------------------
Name & Title                                         Name & Title


October 8, 2015                                      October 8, 2015
------------------------------------                 ---------------------------
Date                                                 Date